Exhibit 99.2

FARM OUT AND INTERNATIONAL JOINT VENTURE (PARTNERSHIP) AGREEMENT WITH PETROLOG GROUP

Houston, TX – June 22 2011:  AsherXino Corporation (Pink: AXNO) is pleased to announce that it has completed a farm out and partnership agreement with Petrolog International Group for its offshore Nigeria concession.  AsherXino had earlier received a letter of intent to participate in the Nigeria offshore concession from Petrolog International.

The agreement provides to AsherXino:

▪	A payment of $7.5m for Farm out of Fifteen percent (15%) of Nigeria offshore oil and gas concession to Petrolog.
▪	Joint partnership in other oil and gas concessions across West Africa
▪	Access to a range of high quality exploration, development or production opportunities in areas of interest to AsherXino, with a guaranteed right to participate; and
▪
Access to first class global offshore drilling expertise and drilling management services, thus significantly enhancing the ability to deliver on projects in the current tightly constrained drilling services market.

Under the agreement, AsherXino has the option but not the obligation, to participate with Petrolog International under its international joint venture agreement with leading integrated offshore companies exclusive to West Africa.

Cautionary Note About our Forward-Looking Statements

All of our statements that contain other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of applicable federal securities law.  Forward-looking statements may generally be identified by words such as “believe”, “project”, “expect”, “may”, “estimate”, “intend”,  “plan”, “will”, “could”, and similar expressions.  The Private Securities Litigation Reform Act of 1995 contains safe-harbor provisions for forward-looking statements, and we intend that our forward-looking statements be covered by those provisions.

Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, but there can be no assurance that our expectations, beliefs or projections will come to pass or be achieved or accomplished.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.   More information concerning our business, including additional factors that could materially affect our financial results, may be found in our periodic filings with the SEC (http://www.sec.gov).

Bayo Odunuga, CEO

AsherXino Corporation

(713) 413-3345 ext. 205